Exhibit 10.8
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
OMEPRAZOLE SUPPLY AGREEMENT
AMENDMENT NO. 3
     This Amendment (the “Amendment”) by and among Santarus, Inc., a Delaware corporation having a principal place of business at 3721 Valley Centre Drive, Suite 400, San Diego, CA 92130 (“SANTARUS”), Interchem Trading Corporation d/b/a Interchem Corporation, a New Jersey corporation located at 120 Route 17 North, Paramus, New Jersey 07652 (“INTERCHEM”), and Union Quimico Farmaceutica, S.A., a corporation of Spain located at Mallorca, 262, 08008, Barcelona, Spain (“UQUIFA”) is entered into as of December 17, 2008 (the “Effective Date”).
     Whereas, SANTARUS, INTERCHEM and UQUIFA have entered into that certain Omeprazole Supply Agreement, dated September 25, 2003, as amended (the “Agreement”), wherein UQUIFA agrees to manufacture and supply Omeprazole to SANTARUS;
     Whereas, Section 5.3 of the Agreement provides that the price for the Omeprazole to be purchased by SANTARUS under the Agreement shall be renegotiated by SANTARUS, on the one hand, and INTERCHEM and UQUIFA, on the other hand, in good faith on [***] at a mutually agreed upon time and reasonably in advance of the expiration of the applicable [***] period and taking into account then prevailing market conditions; and
     Whereas, SANTARUS, INTERCHEM and UQUIFA desire to amend and restate Schedule C of the Agreement pursuant to and in accordance with Section 5.3 in order to set a new price for the Omeprazole to be purchased by SANTARUS under the Agreement and to clarify the timing for future price adjustments.
     Now, Therefore, in consideration of the foregoing recitals and the mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SANTARUS, INTERCHEM and UQUIFA, intending to be legally bound hereby, agree as follows:
     1. Schedule C of the Agreement is hereby amended and restated in its entirety to read as follows:
“SCHEDULE C
PRICING AND SHIPPING TERMS
Freight Terms: INTERCHEM and UQUIFA shall make all necessary shipping arrangements to SANTARUS’ designated facility, [***] SANTARUS’ designated facility, freight prepaid.
Shipping Method: Air Freight
Price: [***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     2. It is hereby acknowledged that in accordance with Section 11.1 of the Agreement, the Agreement has automatically renewed for an additional two (2) years and shall be effective until September 25, 2011.
     3. Except as specifically set forth herein, all of the terms and provisions of the Agreement shall remain unchanged, unmodified and in full force and effect, and the Agreement shall be read together and construed with this Amendment.
     4. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
     5. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.
     In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first above written.

Santarus, Inc., a Delaware corporation			Interchem Trading Corporation d/b/a Interchem Corporation, a New Jersey corporation

By:	/s/ Warren Hall		By:	/s/ Ronald J. Mannino

	Name:	Warren Hall		Name:	Ronald J. Mannino
	Title:	Senior Vice President, Product Development and Manufacturing		Title:	Chairman

Union Quimico Farmaceutica, S.A., a corporation of Spain

By:	/s/ Mark Ian Robbins

	Name:	Mark Ian Robbins
	Title:	Chief Executive